Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Alere Inc.

Waltham, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Alere Inc. and subsidiaries (formerly known as Inverness Medical Innovations, Inc.) (the “Company”) of our report dated February 26, 2010, relating to the consolidated financial statements which appears in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2011.

/s/ BDO USA, LLP

BDO USA, LLP

Boston, Massachusetts

August 3, 2012